                                                                   EXHIBIT 10.29


                              [/\#/\] CERTAIN CONFIDENTIAL INFORMATION CONTAINED
                                  IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                                OMITTED AND FILED SEPARATELY WITH THE SECURITIES
                                  AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2
                             OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                               THIRD AMENDMENT TO
                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

         THIS THIRD AMENDMENT TO INTELLECTUAL PROPERTY LICENSE AGREEMENT ("AMENDMENT") is entered into as of November 24, 2003 ("THIRD AMENDMENT DATE") by and between UNIVERSITY LICENSE EQUITY HOLDINGS, INC. ("ULEHI") and MYOGEN, INC. ("MYOGEN"), a Delaware corporation, having its principal place of business at 7575 W. 103rd Avenue, Westminster, Colorado 80021.

         WHEREAS, ULEHI (as successor-in-interest to University Technology Corporation) and Myogen are parties to that certain Intellectual Property License Agreement dated September 1, 1998, as amended January 26, 2001 and November 12, 2002 (the "LICENSE AGREEMENT"), pursuant to which ULEHI licensed certain intellectual property on an exclusive basis to Myogen in exchange for the right to receive certain payments;

         WHEREAS, ULEHI and Myogen now desire to amend the License Agreement to restate the intellectual property to which the exclusive license extends and to reflect the parties' agreement regarding the modification of certain of such payment terms, and

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, ULEHI and Myogen agree to amend the License Agreement as follows:

1. All capitalized terms used but not defined herein have the meaning given them in the License Agreement.

2. SECTION 1.3 is deleted in its entirety and replaced with the following:

         1.3 A "Licensed Product" shall mean any product or substantial part thereof which:

                  (a) is based on the Intellectual Property and/or which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Intellectual Property and Know How in the country in which the Licensed Product is made, used or sold;

                  (b)      is manufactured using a Licensed Process;

                  (c)      is derived from Intellectual Property and/or
                           Know-How.

                  Except as otherwise indicated in this Agreement, License Product shall include enoximone if and only if the enoximone is sold after U.S. FDA approval and only in combination (i.e., orally administered with beta blockers) therapy as described in the relevant patent filed by the University of Colorado.

3. SECTION 3.2(c) is deleted in its entirety and replaced with the following:

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         (c)      LICENSEE together with its sublicensees, shall have sold a minimum number of products containing enoximone (alone or in combination) with annual sales that exceed the amounts in the following schedule:

                  [/\#/\]                  [/\#/\]
                  [/\#/\]                  [/\#/\]
                  [/\#/\]                  [/\#/\]
                  [/\#/\]                  [/\#/\]

                  * and each year of the Agreement thereafter.

4. SECTION 3.3 is deleted in its entirety and replaced with the following:

         3.3 If LICENSEE fails to perform in accordance with Paragraphs 3.1 and
3.2 above, LICENSEE shall have the right to make royalty payments to ULEHI based on the Net Sales amounts indicated above. If LICENSEE does not pay such amounts, ULEHI may reduce the exclusive license under this Agreement to a nonexclusive one, provided however, that LICENSEE achieves at least [/\#/\] of the Net Sales stated in Paragraph 3.2. If LICENSEE does not pay such amount and does not achieve at least [/\#/\] of the Net Sales stated in Paragraph 3.2, then ULEHI may terminate this Agreement pursuant to Paragraph 13.3 hereof unless both parties renegotiate the Due Diligence plan and mutually agree to revisions thereto.

5. SECTION 4.1(c) is deleted in its entirety and replaced with the following:

         (c)      RUNNING ROYALTIES AS FOLLOWS:

                  (i) [/\#/\] of Net Sales (other than to sublicensees) of the Licensed Products by LICENSEE.

                  (ii) [/\#/\] of the amount of royalty payments received by LICENSEE from such Net Sales by sublicensees; provided, that in no event will this amount exceed [/\#/\] of sublicensee's Net Sales.

                  In the event of extenuating circumstances, royalty rates for any given technology will be renegotiated in good faith.

6. SECTION 4.1(d) is deleted in its entirety and replaced with the following:

         (d) In addition to the foregoing, LICENSEE agrees that it will remit to ULEHI [/\#/\] of any Option Fee, License Fee, or any other front-end payment (excluding any payment received for reimbursement of R&D, Clinical Studies, FDA requirements, loans or stocks sales) which it may receive from any sublicensee in relation to Licensed Products and/or Licensed Processes and/or Know-How; provided, however, if LICENSEE receives any such payment from a sublicensee in relation to Licensed Products and/or Licensed Processes and/or Know-How and such payment is also in consideration for the grant of a license or sublicense to other technology controlled by LICENSEE but not acquired from ULEHI hereunder, then the foregoing amount shall be adjusted by a percentage that fairly


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                  represents the contribution of the relevant Intellectual
                  Property and/or Know-How to the total payment received by LICENSEE.

7. The following provision shall be added as SECTION 4.1(f):

         (f) LICENSEE shall make the following non-refundable milestone payments to ULEHI within thirty (30) days of the occurrence of the following development events, on a per Licensed Product (excluding, for this purpose, enoximone, alone or in combination) basis:

         Development Milestone                                                       Payment
         ---------------------                                                       -------
         [/\#/\]                                                                     [/\#/\]
         [/\#/\]                                                                     [/\#/\]
         [/\#/\]                                                                     [/\#/\]

         Each milestone payment shall be paid only once per Licensed Product, and the total amount of milestone payments to be paid by LICENSEE for each Licensed Product shall not exceed [/\#/\].

8. ARTICLE V of the License Agreement shall be deleted in its entirety and replaced with the following:

                               ARTICLE V - OPTIONS

         5.1 At LICENSEE's discretion, LICENSEE shall provide to ULEHI minimum annual research support payments equal to [/\#/\] per year in order to secure the exclusive option described in Paragraph 5.2 below.

         5.2 ULEHI hereby grants to LICENSEE an exclusive option to any inventions in the Field conceived or reduced to practice by Dr. Michael Bristow, Dr. Leslie Leinwand and/or Dr. Ben Perryman and their University of Colorado collaborators (as defined by those co-inventors indicated on invention disclosure forms and/or individuals named in research grants obtained by Drs. Bristow, Leinwand or Perryman) ("INVENTIONS"). ULEHI shall disclose to LICENSEE in reasonable written detail any such Invention not later than fifteen (15) days after ULEHI's Technology Transfer Office receives notification from the inventor(s) that such Invention has been made, and LICENSEE shall have nine (9) months following receipt of such Invention disclosure to exercise the option by delivering to ULEHI written notice indicating that LICENSEE desires to exercise the option. Upon such notice of exercise, LICENSEE shall (a) pay to ULEHI a one-time technology access fee of [/\#/\], (b) reimburse previous and future ULEHI expenses associated with related patent filings and prosecution, and (c) issue a total of [/\#/\] (to be distributed to the inventor(s) of the Invention), following which, all intellectual property related to such Invention shall be deemed included in the Intellectual Property and Know-How, as applicable, and subject to the terms and conditions of the License Agreement.

9. SECTION 13.7 shall be deleted in its entirety and replaced with the following:

         13.7 In the event that this Agreement is terminated by ULEHI for any reason, any sublicense granted by LICENSEE shall remain in full force and effect, provided that the



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sublicensee is in good standing and the sublicensee agrees to be bound to ULEHI as licensor pursuant to the terms and conditions of such sublicense agreement.

10. APPENDIX A to the License Agreement shall be deleted in its entirety and replaced with the revised version of Appendix A attached to this Third Amendment.

11. Except as specifically amended by this Third Amendment, the terms and conditions of the License Agreement shall remain in full force and effect. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have duly executed this Third Amendment as of the Third Amendment Date.


UNIVERSITY TECHNOLOGY                        MYOGEN, INC
CORPORATION


By: /s/ David L. Drake                       By: /s/ J. William Freytag
   -------------------------------------         -------------------------------
   David L. Drake, Executive Director            J. William Freytag, Ph.D.,
                                                 President



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                                  APPENDIX A-1

  ITEM       CASE NUMBER        INVENTORS                      TITLE                    U.S. APP. NO.    U.S. PATENT
  ----       -----------        ---------                      -----                    -------------    -----------
    1          IR 360       Raynolds/          Angiotensin-converting enzyme genetic                      5,800,990
                            Perryman           variant screens
    2           6077        Port/Bristow       Transgenic model and treatment for                         6,218,597
                                               heart disease
    3           7022        Leinwand/          Transgenic Model for Heart Failure                         6,353,151*
                            Vikstrom
    4           7076        Bristow/Port       Method for identifying adrenergic                          6,203,776*
                                               receptor antagonists having good
                                               tolerability
    5          [/\#/\]      [/\#/\]            [/\#/\]                                     [/\#/\]
    6           7080        Bristow            Method of treating heart failure                           5,998,458*
    7          [/\#/\]      [/\#/\]            [/\#/\]                                     [/\#/\]
    8          [/\#/\]      [/\#/\]            [/\#/\]                                     [/\#/\]

* Including related foreign equivalents


                                         [/\#/\]CONFIDENTIAL TREATMENT REQUESTED

                                       1.